POMEROY IT SOLUTIONS, INC.

AMENDED AND RESTATED
SPECIAL CHANGE IN CONTROL BONUS AGREEMENT

This AMENDED AND RESTATED SPECIAL CHANGE IN CONTROL BONUS AGREEMENT (this “Agreement”) is made and entered into as of this 18th day of May, 2009, by and between Pomeroy IT Solutions, Inc., a Delaware corporation (the “Company”), and _______________________________, (the “Employee”).

WHEREAS, the Company and the Employee have agreed that it is in their respective best interests that (i) the ongoing services of the Employee be secured at this time; and (ii) the Employee fully devote his/her attention to maximizing the value of the Company and to managing the Company’s participation in any potential “Change in Control” relating to the Company;

WHEREAS, the Company and the Employee are parties to that certain Special Change in Control Bonus Agreement, dated as of _______________ (the “Prior Agreement”); and

WHEREAS, the Company and the Employee wish to amend and restate the Prior Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Employee hereby agree as follows:

1.	Definitions.

(a)	For purposes of this Agreement, “Change in Control” shall mean the first to occur of any of the following events:

(i)
any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding for this purpose, (A) the Company or any subsidiary of the Company, or (B) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(ii)
persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least fifty percent (50%) of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii)
consummation of a reorganization, merger or consolidation or sale or other disposition of at least eighty percent (80%) of the assets of the Company (a “Business Combination”), unless, in each case, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)           “Board” shall mean the Board of Directors of the Company.

(c)	“Disability” shall have the meaning as set forth in the Employment Agreement by and between Employee and the Company dated ________________, or subsequent replacement thereof.

(d)	“Special Change in Control Bonus Payment” shall mean $__________.

(e)	“Term” shall have the meaning set forth in Section 2 below.

2.	Term of Agreement; Duties.

(a)
 Subject to Section 4 below, this Agreement shall be effective on the date hereof and shall continue in effect through the first to occur of (i) the  occurrence of a Change in Control or (ii) December 31, 2009 (the “Term”), unless extended by the President and Chief Executive Officer and the Compensation Committee of the Board. Upon expiration of the Term, all obligations of the parties under this Agreement (except obligations to pay money that exist as of the end of the Term and any obligation that by its terms survives the expiration of the Term) shall terminate and this Agreement shall have no further effect.

(b)	The Employee shall have such duties and obligations as are set forth in the Employment Agreement by and between Employee and Company.

3.	Special Change in Control Bonus Payment to be Paid Upon Change in Control.

(a)
Subject to the Company's receipt of a Release (as defined in Section 14 below), the Employee shall be entitled to the Special Change in Control Bonus Payment upon the occurrence of a Change in Control during the Term.  Subject to the provisions of Section 14, such bonus shall be paid to the Employee within four (4) business days following the later to occur of (a) the Change in Control and (b) the Company's receipt of a Release.

(b)
Subject to the Company's receipt of a Release, the Employee shall be entitled to the Special Change in Control Bonus Payment upon the occurrence of a Change in Control after the expiration of the Term, but only if all of the conditions specified in subparagraphs (i) through (iii) below are satisfied (in addition to receipt of the Release):

(i)	If the Employee’s employment by the Company is not terminated prior to the expiration of the Term; and

(ii)
if either (A) a definitive agreement relating to a Change in Control has been executed prior to the expiration of the Term, or (B) a definitive agreement relating to a Change in Control is subsequently executed with a party with whom the Company has had substantive negotiations regarding a Change in Control prior to the expiration of the Term, or with an affiliate of such party, and such negotiations have not been interrupted for a material period of time (90 days or more) prior to the date of execution of such definitive agreement; and

(iii)	if Employee is employed by the Company at the time the transaction contemplated by that definitive agreement is consummated.

Subject to the provisions of Section 14, such bonus shall be paid to the Employee upon the later to occur of (a) the Change in Control and (b) the Company's receipt of a Release.

4.	Payment of Special Change in Control Bonus Payment Following Termination of Employment and Compensation upon Termination.

(a)
In the event of termination of the Employee’s employment during the Term due to death,  Disability or by the Company without cause, as defined in the Employment Agreement, the Employee (or his or her beneficiary in the event of death or Disability) shall be entitled to the Special Change in Control Bonus Payment if any of the conditions specified in subparagraphs (i) through (iii) below are satisfied (in addition to receipt of the Release):

(i)	a Change in Control occurs within 90 days following the date of such death, Disability or termination of employment without cause;

(ii)	a definitive agreement relating to a Change in Control has been executed at the effective date of such termination, and such agreement is subsequently consummated by the parties; or

(iii)
a definitive agreement relating to a Change in Control is subsequently executed with a party with whom the Company has had substantive negotiations regarding a Change in Control prior to the effective date of such termination, or with an affiliate of such party, and such negotiations have not been interrupted for a material period of time (90 days or more) prior to the date of a Change in Control, and such agreement is subsequently consummated by the parties.

(b)
For purposes of Section 4(a), the effective date of termination of the Employee’s employment with the Company shall be determined under his/her Employment Agreement. Subject to Section 14, such bonus shall be paid upon the later to occur of (a) the Change in Control and (b) the Company's receipt of a Release.

(c)
For the avoidance of doubt, in the event of a termination of the Employee’s employment during the Term for any reason other than a reason specified in the opening paragraph of Section 4(a) above, the Employee shall not be entitled to a Special Change in Control Bonus Payment.

5.  Withholding Taxes.  The Company shall withhold from any payment due to the Employee hereunder (or his/her beneficiary or estate)  all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

6.
Confidentiality.  The Employee agrees that the terms of this Agreement, and all discussions relating to this Agreement, are and shall remain confidential as between the parties, unless and to the extent, disclosure is required by law or to secure advice from a legal or tax advisor.

7.
Successors and Assigns: No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and shall be binding upon the Company and its successors, assigns and legal representatives and the Employee, his/her heirs and legal representatives.  The Employee may not assign, transfer, or otherwise dispose of the Agreement, or any of his/her rights or obligations hereunder other than his/her rights to payments hereunder, which may be transferred only by will or by the laws of descent and distribution, without the prior written consent of the Company, and any such attempted assignment, transfer or other disposition without such consent shall be null and void.  The Company shall be entitled to assign this Agreement, without the prior written consent of the Employee, (i) in connection with the merger or consolidation of the Company with another unaffiliated corporation, or (ii) in connection with the sale of all or substantially all of the assets or business operations of the Company to another person or entity; provided, however, that such assignee expressly assumes all of the rights and obligations of the Company hereunder, and provided further that solely with respect to any obligations of the Company to make a Special Change in Control Bonus Payment, the Company shall remain liable with respect to such obligation in the event of a default by such assignee.  After any such assignment, the Agreement shall continue in full force and effect.

8.
Entire Agreement.  This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all other agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof; provided, however, nothing in the Agreement is intended to affect the Employee’s rights to payments or benefits provided to the Employee under his/her Employment Agreement and the Company’s equity based compensation and/or welfare benefit plans.

9.
Waiver and Amendments.  Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the President and Chief Executive Officer or the Board.   No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

10.
Severability. If any provision of this Agreement or the application of any provision is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal. To the extent any provisions held to be invalid, unenforceable or otherwise illegal cannot be reformed, such provisions are to be stricken herefrom and the remainder of this Agreement will be binding on the parties and their successors and assigns as if such invalid or illegal provisions were never included in this Agreement from the first instance.

11.	Governing Law. This Agreement will be construed and enforced according to the laws of the Commonwealth of Kentucky, without giving effect to the conflict of laws principles thereof.

12.
Section Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof, affect the meaning or interpretation hereof or of any term or provision hereof.

13.
Obligations Contingent on Performance.  The obligations of the Company hereunder, including its obligation to make the payments provided for herein, are contingent upon the Employee’s performance of the Employee’s obligations under his/her Employment Agreement.

14.
Waiver and Release.  The Employee acknowledges and agrees that any payment made under this Agreement is contingent upon Employee delivering to the Company at the time of such Change in Control a release in the form attached hereto as Exhibit A (the "Release"), and the expiration of all revocation periods related thereto.  In the event the Employee delivers the Release and a revocation period continues beyond the occurrence of a Change in Control, the payment otherwise payable upon a Change in Control shall be paid into an escrow for the benefit of the Employee and released to the Employee upon expiration of the revocation period.  If the Employee revokes the Release, no bonus shall be payable under this Agreement.

15.
Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

16.
Notices.  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:	___________________
___________________
___________________
(or to such other address as the Company may have on file for Employee’s personal residence at the time such notice is provided).

If to the Company:	Pomeroy IT Solutions, Inc.
1020 Petersburg Road
Hebron, Kentucky 41048
Attention: President and Chief Executive Officer

With copy to:	Pomeroy IT Solutions, Inc.
1020 Petersburg Road
Hebron, Kentucky 41048
Attention: General Counsel

IN WITNESS WHEREOF, the undersigned have executed this Agreement of the date first written above.

Pomeroy IT Solutions, Inc.	Employee

________________________	________________________
By:	By:
Title:	Title:

Schedule of Parties to the
Form of Amended and Restated Special Change In Control Bonus Agreement
(Provided per Instruction 2 to Item 601 of Regulation S-K)

Name	Title	Special Change in Control Bonus Payment
Christopher C. Froman	President and Chief Executive Officer	$350,000
Craig J. Propst	Senior Vice President, Treasurer and Chief Financial Officer	$225,000
Luther K. Kearns	Senior Vice President-Service Delivery and Alliances	$245,000
Keith Blachowiak	Senior Vice President of Operations and Chief Information Officer	$235,000
Peter J. Thelen	Senior Vice President-Sales and Marketing	$225,000